EXHIBIT (23)-2

            Consent of Deloitte & Touche LLP, Independent Auditors

We consent to the incorporation by reference in this Registration Statement of HEALTHSOUTH Corporation on Form S-4 of our reports dated February 22, 1995, appearing in the Annual Report on Form 10-K of Surgical Care Affiliates, Inc. for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus-Joint Proxy Statement, which is part of this Registration Statement.

DELOITTE & TOUCH LLP

Nashville, Tennessee
December 12, 1995

                SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS


              COLUMN A                   COLUMN B                  COLUMN C                  COLUMN D        COLUMN E
------------------------------------  -------------- ----------------------------------- --------------- ----------------
                                                                           ADDITIONS
                                        BALANCE AT       ADDITIONS      CHARGED TO OTHER
                                       BEGINNING OF   CHARGED TO COSTS      ACCOUNTS        DEDUCTIONS    BALANCE AT END
             DESCRIPTION                  PERIOD        AND EXPENSES        DESCRIBE         DESCRIBE        OF PERIOD
------------------------------------  -------------- ----------------- ----------------- --------------- ----------------
                                                       (IN THOUSANDS)

Year ended December 31, 1992:
Allowance for doubtful accounts and                                    $218,964 (1)
contractual adjustments ............  $ 27,037       $13,254             14,822 (2)      $224,216 (3)    $ 49,861
                                      -------------- ----------------- ----------------- --------------- ----------------
Year ended December 31, 1993:
Allowance for doubtful accounts and                                    $289,077 (1)
contractual adjustments ............  $ 49,861       $16,181             50,420 (2)      $284,729        $120,810
                                      -------------- ----------------- ----------------- --------------- ----------------
Year ended December 31, 1994:
Allowance for doubtful accounts and                                    $644,658 (1)
contractual adjustments.............  $120,810       $23,739              6,547 (2)      $651,327 (3)    $144,427
                                      -------------- ----------------- ----------------- --------------- ----------------

    (1) Provisions for contractual adjustments which are netted against gross revenues.

    (2)  Allowances of acquisitions in years 1992, 1993 and 1994, respectively.

    (3) Write-offs of uncollectible patient accounts receivable and third party contractual adjustments, net of third party retroactive settlements.

                               S-1

                                  EXHIBIT INDEX



EXHIBIT
  NO.                             DESCRIPTION                            PAGE
-------                         --------------                          ------


(2)-1 Amended and Restated Plan and Agreement of Merger, dated October 9, 1995, among HEALTHSOUTH Corporation, SCA Acquisition Corporation and Surgical Care Affiliates, Inc., attached to the Registration Statement as Annex A, is hereby incorporated herein by reference.

(5) Opinion of Haskell Slaughter Young & Johnston, Professional Association, as to the legality of the shares of HEALTHSOUTH Common Stock being registered.

(8)-1 Opinion of Haskell Slaughter Young & Johnston, Professional Association, as to certain federal income tax consequences of the Merger.

(8)-2         Opinion of Skadden, Arps, Slate, Meagher & Flom.

(23)-1 Consent of Ernst & Young LLP. See pages immediately following signature pages to the Registration Statement.

(23)-2 Consent of Deloitte & Touche LLP. See pages immediately following signature pages to the Registration Statement.

(23)-3 Consent of Haskell Slaughter Young & Johnston, Professional Association (included in the opinion filed as Exhibit (5)).

(23)-4 Consent of Skadden, Arps, Slate, Meagher & Flom (included in the opinion filed as Exhibit (8)-2).

(23)-5        Consent of Smith Barney Inc.

(23)-6        Consent of Bear, Stearns & Co. Inc.

(24)          Powers of Attorney. See signature pages.

(99)-1        SCA Proxy.

(99)-2        HEALTHSOUTH Proxy.

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